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                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



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                                              Nine Months Ended September 30,               Year ended December 31,
                                               -------------------------                    -----------------------
                                                   1997       1996              1996        1995       1994        1993      1992
                                                   ----       ----              ----        ----       ----        ----      ----
Income before taxes & extraordinary
  item and cumulative effect of
  accounting change . . . . . . . . . . . .      $ 50,907   $ 40,457         $ 50,517    $ 47,161   $ 36,681   $ 29,030  $ 23,654
Add: fixed charges. . . . . . . . . . . . .        86,221     69,524           95,234      82,891     53,468     47,271    50,870
                                                   ------     ------           ------      ------     ------     ------    ------
Earnings including interest
  expense - deposits. . . . . . . . . . . . (a)   137,128    109,981          145,751     130,052     90,149     76,301    74,524
Less: interest expense - deposits . . . . .       (71,827)   (60,074)         (81,655)    (71,780)   (46,560)   (42,873)  (47,727)
                                                  --------   --------         --------    --------   --------   --------  --------
Earnings excluding interest
  expense - deposits. . . . . . . . . . . . (b)  $ 65,301   $ 49,907         $ 64,096    $ 58,272   $ 43,589   $ 33,428  $ 26,797
                                                 - ------   - ------         - ------    - ------   - ------   - ------  - ------
                                                 - ------   - ------         - ------    - ------   - ------   - ------  - ------

Fixed charges:
  Interest expense - deposits . . . . . . .      $ 71,827   $ 60,074         $ 81,655    $ 71,780   $ 46,560   $ 42,873  $ 47,727
  Interest expense - borrowings . . . . . .        14,394      9,450           13,579      11,111      6,908      4,398     3,143
  Interest expense on capital leases. . . .             0          0                0           0          0          0         0
                                                        -      -----            -----       -----      -----          -         -
Fixed charges including interest
  expense - deposits. . . . . . . . . . . . (c)    86,221     69,524           95,234      82,891     53,468     47,271    50,870

Less: interest expense - deposits . . . . .       (71,827)   (60,074)         (81,655)    (71,780)   (46,580)   (42,873)  (47,727)
                                                  --------   --------         --------    --------   --------   --------  --------
Fixed charges excluding interest
  expense - deposits. . . . . . . . . . . . (d)  $ 14,394   $  9,450         $ 13,579    $ 11,111   $  6,908   $  4,398  $  3,143
                                                 -  -----   -  -----         - ------    - ------   -  -----   -  -----  -  -----
                                                 -  -----   -  -----         - ------    - ------   -  -----   -  -----  -  -----

Earnings to fixed charges:
  Excluding interest on deposits ((b)/(d)).          4.54x      5.28x            4.72x       5.24x      6.31x      7.60x     8.53x
  Including interest on deposits ((a)/(c)).          1.59x      1.58x            1.53x       1.57x      1.69x      1.61x     1.46x

CALCULATION OF FULLY DILUTED
  EARNINGS WITH REGARD TO
  CONVERTIBLE DEBENTURES

                                              Nine Months Ended September 30,                Year ended December 31,
                                               -------------------------                      -----------------------
                                                   1997       1996              1996        1995       1994        1993      1992
                                                   ----       ----              ----        ----       ----        ----      ----
Income before taxes . . . . . . . . . . . .      $ 50,907   $ 40,457         $ 50,517    $ 47,161   $ 36,681   $ 29,030  $ 23,654
Interest expense on convertible
  debentures. . . . . . . . . . . . . . . .             0          0               86         137        415        126         0
                                                        -          -               --         ---        ---        ---         -
Adjusted income before interest
  on convertible debentures . . . . . . . .        50,907     40,457           50,603      47,298     37,096     29,156    23,654
Adjusted income tax provision . . . . . . .        16,676     13,995           18,058      17,259     14,106     10,822     8,546
                                                   ------      -----           ------      ------     ------     ------     -----
Adjusted net income . . . . . . . . . . . .      $ 34,231   $ 26,462         $ 32,545    $ 30,039   $ 22,990   $ 18,334  $ 15,108
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